UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2023

MEDAVAIL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36533	90-0772394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
4720 East Cotton Gin Loop, Suite 220,
Phoenix, Arizona
85040
(Address of principal executive office) (Zip Code)
(905) 812-0023
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MDVL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.
On March 9, 2023, MedAvail Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers set forth on the signature pages thereto (the “Investors”). Pursuant to the Purchase Agreement, the Company agreed to issue and sell to the Investors in a private placement (the “Private Placement”), an aggregate of (i) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 49,813,198 shares (the “Pre-Funded Warrant Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) Series A warrants (the “Series A Warrants” and collectively with the Pre-Funded Warrants, the “Warrants”), to purchase up to an aggregate of 49,813,198 shares of Common Stock (the “Series A Warrant Shares” and collectively with the Pre-Funded Warrant Shares, the “Warrant Shares”) at a purchase price of $0.3212 per Pre-Funded Warrant and accompanying Series A Warrant.
The issuance of the Pre-Funded Warrant Shares upon exercise of the Pre-Funded Warrants in excess of 19.99% of the shares of Common Stock outstanding prior to the Private Placement and the issuance of the Series A Warrants and the underlying Series A Warrant Shares are subject to stockholder approval under applicable Nasdaq rules (the “Stock Issuance Approval”). The Pre-Funded Warrants have an exercise price of $0.001 per share, are exercisable immediately upon issuance (subject to the limitation described above) and will expire when exercised in full. The Series A Warrants have an exercise price of $0.385440 per share, will be issued following approval of the Stock Issuance Proposal and will expire five years from the issuance date. If the Series A Warrants are exercised in the full, then the Company would receive up to an additional $19.2 million in gross proceeds.
The closing of the Private Placement, pursuant to which the Company received approximately $16 million in gross proceeds before deducting offering expenses, occurred on March 13, 2023, following the satisfaction of customary closing conditions.
The Company intends to use the net proceeds from the Private Placement and the exercise of the Warrants, if any, for general corporate purposes and to fund its strategic initiatives.
The Purchase Agreement contains customary representations, warranties and covenants made solely for the benefit of the parties to the Purchase Agreement. The Purchase Agreement is incorporated herein by reference, but only to provide information regarding the terms of the Purchase Agreement and not to provide with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (the “SEC”). The Purchase Agreement requires that the Company seek stockholder approval for the Stock Issuance Proposal at the next annual meeting of the Company’s stockholders to occur no later than June 14, 2023 and use commercially reasonable efforts to promptly obtain such approval, including seeking such approval at least every six (6) months until approved. The Purchase Agreement also contains covenants from the Investors, representing a majority of the voting stock of the Company prior to and following the closing of the Private Placement, to vote in favor of the Stock Issuance Proposal and certain other proposals set forth in the Purchase Agreement (collectively the “Stockholder Proposals”). Each Investor appointed as proxies, and granted a power of attorney to, Mark Doerr and Ramona Seabaugh, to vote in accordance with the terms of the Purchase Agreement with respect to such Stockholder Proposals if, and only if, such Stockholder (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner inconsistent with the terms of the Purchase Agreement.
H.C. Wainwright & Co., LLC has acted as the Company’s exclusive financial advisor for the Private Placement.
In connection with the Private Placement, the Company granted registration rights to the Investors pursuant to a Registration Rights Agreement dated as of March 9, 2023 (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will prepare and file, within 60 days of the closing of the private placement with respect to the Pre-Funded Warrants and within 30 days following the issuance of the Series A Warrants with respect to the Series A Warrants, and cause to become effective, with the SEC registration statements to register for resale the shares of Common Stock issued or issuable upon exercise of the Warrants that are sold in the Private Placement and issued at the closing or following stockholder approval of the Stock Issuance Proposal.
The foregoing descriptions of the material terms of the Purchase Agreement, the Registration Rights Agreement and the Warrants are qualified in their entireties by reference to the full texts of the Purchase Agreement, the

Registration Rights Agreement, the forms of the Pre-Funded Warrants and the Series A Warrants which are respectively filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Security.
Pursuant to the Private Placement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, the Company will sell the Shares and Warrants to “accredited investors,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), and will be issued pursuant to an exemption from registration under Rule 506 of Regulation D, which is promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Investors. The Investors represented that they are acquiring the Shares and Warrants for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Shares and Warrants have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.
Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01 Other Events.
Press Release
On March 14, 2023, the Company issued a press release announcing the Private Placement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.
Additional Information and Where to Find It
In connection with the annual meeting of stockholders (the “Annual Meeting”), among which the Company will be seeking stockholder approval for the Stockholder Proposals, the Company will file a notice of annual meeting and proxy statement with the SEC. STOCKHOLDERS OF MEDAVAIL HOLDINGS, INC. ARE URGED TO READ THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders can obtain free copies of the notice of annual meeting and proxy statement and other documents when they become available by contacting the Company at 4720 E Cotton Gin Loop, Suite 220, Phoenix, AZ 85040, attention: Investor Relations. In addition, documents filed with the SEC by the Company are available free of charge at the SEC’s website at www.sec.gov.
Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Common Stock in respect of the proposals to be voted on by stockholders at the Annual Meeting. Information about the participants in the proxy solicitation of their direct and indirect interests, by security holdings or otherwise, will be included in the Company’s notice of annual meeting and proxy statement for its Annual Meeting. This document will be available free of charge at the SEC’s website at www.sec.gov and from Investor Relations at MedAvail Holdings, Inc. as described above.

Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of March 9, 2023
10.2	Registration Rights Agreement, dated as of March 9, 2023
10.3	Form of Pre-Funded Warrant to Purchase Common Stock
10.4	Form of Series A Warrant to Purchase Common Stock
99.1	Press Release of MedAvail Holdings, Inc., dated as of March 14, 2023

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDAVAIL HOLDINGS, INC.

Date: March 14, 2023	By:	/s/ Ramona Seabaugh
Ramona Seabaugh Chief Financial Officer